                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             SEQUOIA SYSTEMS, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             SEQUOIA SYSTEMS, INC.
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                     (ART)


                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, MARCH 12, 1996

  The Annual Meeting of Stockholders of Sequoia Systems, Inc. (the "Company") will be held at the Radisson Inn, 75 Felton Street, Marlborough,
Massachusetts, on Tuesday, March 12, 1996 at 9:00 a.m., local time, to consider and act upon the following matters:

  1. To elect three Class II Directors for the ensuing three years.

  2. To approve the Company's 1996 Long-Term Incentive Plan.

  3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1996 fiscal year.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on January 19, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  The Company's 1995 Annual Report was mailed to all stockholders on or about November 3, 1995.

  You are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to review the enclosed Proxy Statement and to sign and return the enclosed proxy card in the enclosed prepaid envelope as promptly as possible. If you attend the meeting and desire to revoke your proxy and vote in person, you may, of course, do so. In all cases, a proxy may be revoked at any time before its exercise in the manner specified herein.

                                          Sincerely,

                                          Jeremy F. Swett
                                          Secretary

Marlborough, Massachusetts
January 31, 1996

                             SEQUOIA SYSTEMS, INC.
                              400 NICKERSON ROAD
                       MARLBOROUGH, MASSACHUSETTS 01752

          PROXY STATEMENT FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 12, 1996

GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Sequoia Systems, Inc. (the "Company" or "Sequoia") for use at the Annual Meeting to be held on Tuesday, March 12, 1996, at the Radisson Inn, 75 Felton Street, Marlborough, Massachusetts 01752, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting"). All proxies will be voted in accordance with the instructions therein, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. If any other matters are properly presented at the Annual Meeting for consideration the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

  On January 19, 1996, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote 15,469,142 shares of common stock, par value $.40 per share, of the Company ("Common Stock"), each share of which is entitled to one vote on each of the matters to be voted upon at the meeting.

  This Proxy Statement and Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about the date of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of December 15, 1995 with respect to the beneficial ownership of Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation;" and (iv) all directors and executive officers as a group:

                                                 NUMBER OF SHARES     PERCENTAGE OF COMMON
   NAME AND ADDRESS OF 5% BENEFICIAL OWNER   BENEFICIALLY OWNED(1)(2) STOCK OUTSTANDING(2)
   ---------------------------------------   ------------------------ --------------------
   W. Wayne Patterson..............                 1,952,800(3)              12.7%
   101 Westcott 1503C
   Houston, Texas 77007

   DIRECTORS AND EXECUTIVE OFFICERS
   --------------------------------
   Francis J. Hughes, Jr...........                   308,071(4)               2.0
   Dean C. Campbell................                    50,504(5)               *
   A. Theodore Engkvist............                    22,000(6)               *
   Dennis M. Malloy................                    18,500(7)               *
   John F. Smith...................                    17,000(8)               *
   Cornelius P. McMullan...........                    96,655(9)               *
   Richard B. Goldman..............                    57,321(10)              *
   William C. Gould................                    43,550(11)              *
   J. Michael Stewart..............                 1,993,117(12)             12.9
   Jack J. Stiffler................                   130,528(13)              *
   Ronald J. Gellert...............                       -- (14)              *
   All Directors and Executive
    Officers as a group
    (13 persons)...................                 2,793,982(15)             18.1

--------
   * Less than 1%

 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares by the respective stockholders. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.
 (2) For purposes of this table, the number of shares of Common Stock of the Company owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission (the "Commission") and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which each director or executive officer has sole or shared voting or investment power and also any shares of Common Stock with respect to which any options held by such director or executive officer are exercisable within 60 days after December 15, 1995.
 (3) Includes 1,725,480 shares owned directly or indirectly by Mr. Patterson and 227,320 shares belonging to Mr. Patterson's children under the Texas Uniform Gift to Minors Act, as to which he disclaims beneficial ownership.
 (4) Includes (i) 178,571 shares owned by American Research and Development II, L.P. ("ARD") of which Mr. Hughes is a general partner (or a general partner of a general partner), and (ii) 37,500 shares issuable pursuant to stock options which are exercisable by ARD within 60 days after December 15, 1995, as to each of which Mr. Hughes disclaims beneficial ownership. Also includes 1,500 shares held by Mr. Hughes and 90,500 shares issuable pursuant to stock options which are exercisable by Mr. Hughes within 60 days after December 15, 1995.
 (5) Comprised of 25,504 shares owned by Mr. Campbell and 25,000 shares issuable pursuant to stock options which are exercisable by Mr. Campbell within 60 days after December 15, 1995.
 (6) Comprised of 5,000 shares owned by Mr. Engkvist and 17,000 shares issuable pursuant to stock options which are exercisable by Mr. Engkvist within 60 days after December 15, 1995.
 (7) Comprised of 4,000 shares owned by Mr. Malloy and 14,500 shares issuable pursuant to stock options which are exercisable by Mr. Malloy within 60 days after December 15, 1995.
 (8) Comprised of 17,000 shares issuable pursuant to stock options which are exercisable by Mr. Smith within 60 days after December 15, 1995.
 (9) Comprised of 44,384 shares owned by Mr. McMullan and 52,271 shares issuable pursuant to stock options which are exercisable by Mr. McMullan within 60 days after December 15, 1995.
(10) Comprised of 57,321 shares issuable pursuant to stock options which are exercisable by Mr. Goldman within 60 days after December 15, 1995.
(11) Comprised of 3,000 shares owned by Mr. Gould and 40,550 shares issuable pursuant to stock options which are exercisable by Mr. Gould within 60 days after December 15, 1995.
(12) Includes 959,043 shares owned by Mr. Stewart's wife and 113,574 shares owned by his children under the Texas Uniform Gift to Minors Act (as to which children's' shares he disclaims beneficial ownership) and 11,457 shares issuable pursuant to stock options which are exercisable by Mr. Stewart within 60 days after December 15, 1995.
(13) Comprised of 42,562 shares held by Mr. Stiffler, 390 shares owned by Mr. Stiffler's wife (as to which Mr. Stiffler disclaims beneficial ownership) and 87,576 shares issuable pursuant to stock options which are exercisable by Mr. Stiffler within 60 days after December 15, 1995.
(14) Mr. Gellert resigned from the Company September 29, 1995.
(15) Includes an aggregate of 505,411 shares which all executive officers and directors have the right to acquire under outstanding stock options exercisable within 60 days after December 15, 1995. Also includes those shares listed above the beneficial ownership of which is disclaimed.

VOTES REQUIRED

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

  Shares of Common Stock represented in person or by proxy at the Annual Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the meeting) will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote with respect to any particular matter, but such abstentions will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter. If a broker holding Common Stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a "broker non-vote" on a matter has no effect on the voting on such matter.

  Assuming that a quorum is present, the votes required at the Annual Meeting are as follows: The approval of the Director Proposal will require the affirmative vote of a plurality of the votes cast for the election of directors. The approval of the 1996 Long Term Incentive Plan Proposal and the Accountants Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting.

                         ITEM 1 ELECTION OF DIRECTORS

  Sequoia has a classified Board consisting of two Class I Directors, three Class II Directors and two Class III Directors. Pursuant to Sequoia's bylaws, directors are elected for terms ending on the date of the third annual meeting following the annual meeting at which any given director is elected.

  The persons named in the enclosed proxy will vote to elect as Class II Directors Francis J. Hughes, Jr., A. Theodore Engkvist and Dennis M. Malloy (the "Nominees"), unless the proxy is marked otherwise. Each Nominee is currently a director of the Company. Sequoia has no nominating committee and all nominations are made by the Sequoia Board. The Nominees have indicated their willingness to serve, if elected; however, if any Nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Board.

  There are no family relationships between or among any officers or directors of Sequoia.

  The following table sets forth the name, age, length of service as a director of each member of the Board, including the Nominees, information given by each concerning all positions he has held with the Company, his principal occupation and business experience for the past five years and the names of other publicly held companies of which he serves as a director:

            NOMINEES FOR TERM EXPIRING IN 1998 (CLASS II DIRECTORS)

FRANCIS J. HUGHES, JR.

  Mr. Hughes, age 45, has been a director of the Company since 1987. He is President of American Research & Development Corporation, a venture capital firm, and has been associated with that firm and its predecessors since 1982. Mr. Hughes is also a director of Ceramics Process Systems Corporation and R.
F. Monolithics, Inc.

A. THEODORE ENGKVIST

  Mr. Engkvist, age 60, has been a director of the Company since 1994. He has been President of ENJO Consulting, a management consulting company, since 1992. He is a retired officer of NYNEX Corporation where he held a number of executive positions during a lengthy career. Mr. Engkvist is also a director of Cycare Systems, Inc.

DENNIS M. MALLOY

  Mr. Malloy, age 47, first became a director of the Company effective March 31, 1995. He has been President of Malloy's Cash Register Company since 1984.

          DIRECTORS WHOSE TERMS EXPIRE IN 1996 (CLASS III DIRECTORS)

J. MICHAEL STEWART

  Mr. Stewart, age 48, became a director of the Company on March 31, 1995. He is President and Chief Executive Officer of the Company; from March 31, 1995 until January 30, 1996, he was Executive Vice President of the Company and President and Chief Operating Officer of Texas Microsystems, Inc., a wholly-owned subsidiary of the Company.

A vacancy exists in Class III as the result of the resignation of Cornelius P. McMullan on January 30, 1996.

           DIRECTORS WHOSE TERMS EXPIRE IN 1997 (CLASS I DIRECTORS)

DEAN C. CAMPBELL

  Mr. Campbell, age 45, has been a director of the Company since 1989. He is General Partner of Campbell Venture Management, L.P. and has been associated with that firm and its predecessors since 1982. Mr. Campbell is also a director of Telco Systems Corp. and R. F. Monolithics, Inc.

JOHN F. SMITH

  Mr. Smith, age 60, has been a director of the Company since 1993. He is President of Mycos International, Inc., a real estate development company, and, since 1993, the retired Senior Vice President and Chief Operating Officer of Digital Equipment Corporation where he held a number of executive positions over many years. Mr. Smith is also a director of Instron Corporation, Hadco Corporation and PerSeptive Biosystems, Inc.

BOARD AND COMMITTEE MEETINGS

  The Company has standing Audit and Compensation Committees. The Audit Committee provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of Sequoia's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. During the fiscal year ended June 30, 1995, the Audit Committee consisted of Messrs. Campbell, Engkvist, Hughes and Smith and held six meetings.

  The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and, in conjunction with the full Sequoia Board, equity ownership. During the fiscal year ended June 30, 1995, the Compensation Committee consisted of Messrs. Campbell, Hughes and Smith and held five meetings.

  The Board held eight meetings during the fiscal year ended June 30, 1995. During fiscal 1995, each director attended at least 75% of the total number of meetings of the Sequoia Board and all committees of the Sequoia Board on which he served.

EXECUTIVE OFFICERS

  Executive officers are elected by the Board annually at its meeting immediately following the Annual Meeting of Stockholders and hold office until the next annual meeting unless they sooner resign or are removed from office.

  The following table lists the name, age and position of the current executive officers of Sequoia.

           NAME         AGE POSITION
           ----         --- --------
   J. Michael Stewart..  48 President and Chief Executive Officer
   Richard B. Goldman..  49 Executive Vice President and Chief Financial
                            Officer
   William C. Gould....  57 Executive Vice President, General Manager,
                            Enterprise Systems
   Jack J. Stiffler....  61 Executive Vice President, Chief Technical Officer
                            and General Manager, Technology Business Unit
   David A. Butler.....  51 Vice President and Treasurer
   Jeremy F. Swett.....  52 Vice President, General Counsel and Secretary

  Mr. Stewart is a co-founder of Texas Microsystems, Inc. and served as its President and Chief Operating Officer from 1975 until his election on January 30, 1996 as President and Chief Executive Officer of the Company.

  Mr. Goldman joined Sequoia in October 1992 as Vice President, Finance, and Chief Financial Officer and was elected to his present office in August 1995. He also served as Co-Chief Executive Officer from October 1992 until December 1992 and Secretary from March 1993 until December 1994. Mr. Goldman was Senior Vice President and Chief Financial Officer of Connell Limited Partnership, a diversified manufacturing group of companies, from May 1991 until he joined Sequoia and was Vice President of Finance, Treasurer and Chief Financial Officer of Alliant Computer Systems, Inc. from May 1990 until May 1991. On May 26, 1992, Alliant filed for protection under Federal bankruptcy laws. Before his association with Alliant, Mr. Goldman was employed for more than ten years by Prime, most recently as Vice President of Finance, Administration and Planning and Chief Financial Officer from January 1988 to October 1989.

  Mr. Gould joined Sequoia in July 1991 as Vice President of Software Engineering and served as Vice President, Customer Service from April 1993 to July 1995 when he assumed his current position. Prior to joining Sequoia, Mr. Gould was Vice President, Software Engineering at Apollo Computer, Inc. from 1988 to 1991.

  Dr. Stiffler, a co-founder of Sequoia, has served as Chief Technical Officer since Sequoia's formation in 1981 and has served as Executive Vice President since October 1987 and General Manager, Technology Business Unit since July 1993. Dr. Stiffler is an inventor under ten patents for error-control coding and computer technology.

  Mr. Butler joined Sequoia in January 1988 as Vice President, Finance, Chief Financial Officer and Treasurer and has served as Vice President and Treasurer since August 1990.

  Mr. Swett joined Sequoia as General Counsel in June 1994 and was elected Vice President, General Counsel and Secretary in December 1994. Prior to joining Sequoia, Mr. Swett was employed by Wyman-Gordon Company, a manufacturer of aerospace components, as Associate General Counsel from 1992 to 1994 and as Corporate Counsel from 1980 to 1992.

DIRECTORS' COMPENSATION

  Sequoia's non-employee directors are paid a fee of $1,750 for each meeting attended (up to a maximum of six meetings per year) and are reimbursed for out-of-pocket expenses incurred in attending Board and Committee meetings. Each non-employee director then serving as a director also received an option to purchase 2,500 shares of Sequoia Common Stock on July 1, 1994 at an exercise price of $3.6875 per share under Sequoia's 1990 Outside Directors' Stock Option Plan (the "1990 Directors' Plan"). The 1990 Directors' Plan has expired and was replaced by the 1995 Outside Directors' Stock Option Plan, which provides substantially similar benefits.

  Under a consulting agreement with the Company, Francis J. Hughes, Jr., Chairman of the Board, is eligible to receive $1,000 per day for consulting services (up to a maximum of $7,500 per month). Mr. Hughes did not provide any consulting services or receive any payments under this agreement during fiscal 1995.

  Under a consulting agreement with the Company, John F. Smith, a director of the Company, is eligible to receive $2,500 per day for consulting services. Mr. Smith did not provide any consulting services or receive any payments under this agreement during fiscal 1995.

  Directors who are officers or employees of Sequoia do not receive any additional compensation for their services as directors.

NAMED EXECUTIVE OFFICERS' COMPENSATION

  The following table sets forth all cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the President and Chief Executive Officer, the four other most highly compensated executive officers of Sequoia whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1995 and J. Michael Stewart as Executive Vice President and President and Chief Operating Officer of Texas Microsystems, Inc. (such six executive officers are collectively referred to herein as the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                          --------------------------------------  -----------------------------
                                                                         AWARDS         PAYOUTS
                                                                  --------------------- -------
                                                       OTHER      RESTRICTED SECURITIES
        NAME AND                                       ANNUAL       STOCK    UNDERLYING  LTIP    ALL OTHER
   PRINCIPAL POSITION     YEAR   SALARY     BONUS   COMPENSATION   AWARD(S)   OPTIONS   PAYOUT  COMPENSATION
   ------------------     ---- ----------- -------- ------------  ---------- ---------- ------- ------------
Cornelius P.              1995 $216,922    $ 90,828       N/A        N/A       50,000     N/A      $3,048(1)
 McMullan(9)............  1994 $206,511    $ 84,000       N/A        N/A      120,000     N/A      $2,690(2)
 President and Chief      1993 $123,076(3) $ 36,000       N/A        N/A       60,000     N/A      $1,345(2)
 Executive Officer
Richard B. Goldman......  1995 $190,438    $ 51,156       N/A        N/A       15,000     N/A      $1,343(2)
 Executive Vice           1994 $177,384    $ 93,875       N/A        N/A       20,000     N/A      $2,391(2)
 President and Chief      1993 $128,776(4) $ 37,500   $ 1,128(5)     N/A      100,000     N/A      $  712(2)
 Financial Officer
William C. Gould........  1995 $136,892    $ 38,141       N/A        N/A       15,000     N/A      $2,466(2)
 Executive Vice           1994 $130,210    $ 65,000       N/A        N/A       15,000     N/A      $1,232(2)
 President, and General   1993 $113,586         N/A   $ 1,773(5)     N/A       24,700     N/A      $1,232(2)
 Manager, Enterprise
 Systems
J. Michael Stewart(10)..  1995 $ 43,269(7) $ 22,156       N/A        N/A       50,000     N/A         N/A
 Executive Vice           1994      N/A(7)        0       N/A        N/A          N/A     N/A         N/A
 President; President     1993      N/A(7)        0       N/A        N/A          N/A     N/A         N/A
 and Chief Operating
 Officer, Texas
 Microsystems
Jack J. Stiffler........  1995 $183,749    $ 42,715       N/A        N/A            0     N/A      $5,167(2)
 Executive Vice           1994 $177,384    $ 78,750       N/A        N/A       25,000     N/A      $1,043(2)
 President, General       1993 $168,942         N/A   $13,426(5)     N/A       16,000     N/A      $3,589(6)
 Manager Technology
 Business Unit and Chief
 Technical Officer
Ronald J. Gellert (11)..  1995 $159,692    $ 76,786       N/A        N/A                  N/A      $1,914(8)
 Vice President, General  1994 $139,326    $103,302       N/A        N/A       15,000     N/A      $1,352(2)
 Manager Systems          1993 $105,000    $ 55,500       N/A        N/A       35,700     N/A      $1,092(2)
 Business

--------
(1) Represents $2,419, the value of group term life insurance paid by the Company, and $629 for tax services.
(2) Represents the value of group term life insurance paid by the Company.

(3) Mr. McMullan's salary figure includes $28,461 earned as Vice President, Worldwide Sales and Strategic Accounts from November 16, 1992 through January 8, 1993. Mr. McMullan's 1993 annual salary as President and Chief Executive Officer was $200,000.
(4)  Mr. Goldman's 1993 annual salary was $175,000.
(5)  Represents vacation buy-out amount.
(6) Represents $3,089, the value of group term life insurance paid by the Company, and $500 for tax services.
(7) Represents salary paid to Mr. Stewart by the Company subsequent to the March 31, 1995 merger with Texas Microsystems, Inc. during the period March 31, 1995 through June 30, 1995, based on an annual salary of $187,500. Prior to such merger, Mr. Stewart was compensated in the form of a fee paid pursuant to an Operating and Management Agreement with Texas Microsystems Inc. which terminated on the effective date of the Merger.
(8) Represents $1,114, the value of group term life insurance paid by the Company, and $800 for tax services.
(9)  Mr. McMullan resigned from the Company effective January 30, 1996.
(10) Mr. Stewart was elected President and Chief Executive Officer of the Company effective January 30, 1996.
(11) Mr. Gellert resigned from the Company effective September 29, 1995.

OPTION GRANTS AND EXERCISES

  The following tables summarize (i) option grants and exercises during fiscal 1995 to or by the named executive officers, and (ii) the value of the options held by such persons at the end of fiscal 1995. No stock appreciation rights ("SARs") were granted during fiscal 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                         ---------------------------------------------------
                                                                             POTENTIAL REALIZABLE VALUE
                          NUMBER OF    PERCENT OF                             AT ASSUMED ANNUAL RATE OF
                         SECURITIES  TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                         UNDERLYING    GRANTED TO    EXERCISE OR                 FOR OPTION TERM (3)
                           OPTIONS     EMPLOYEES     BASE PRICE   EXPIRATION ---------------------------
          NAME           GRANTED (1) IN FISCAL YEAR PER SHARE (2)    DATE         5%            10%
          ----           ----------- -------------- ------------- ---------- ------------- -------------
Cornelius P. McMullan...   50,000          10%         $3.8125     10/24/04       $119,883      $303,807
Richard B. Goldman......   15,000           3%         $3.625       11/8/04       $ 34,196      $ 86,660
J. Michael Stewart......   50,000          10%          $4.00       3/31/05       $125,779      $318,748
William C. Gould........   15,000           3%         $3.6875       7/1/04       $ 34,786      $ 88,154
Jack J. Stiffler........      --           --             --            --             --            --
Ronald J. Gellert.......   15,000           3%         $3.6875       7/1/04       $ 34,786      $ 88,154

--------
(1) Options generally become exercisable at the rate of 1/48th of the shares subject to the option commencing on the first day of the first month immediately following the month of grant and the first of each month thereafter.
(2) The exercise price of each option grant was equal to the fair market value of the Common Stock on the date of grant.
(3) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted and are not intended to forecast future appreciation of the price of the Common Stock. The named executive officers will realize no gain upon the exercise of these options without an increase in the price of the Common Stock, which increase will benefit all Sequoia stockholders proportionately.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                           SHARES                    UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                          ACQUIRED      VALUE        AT FISCAL YEAR-END          AT FISCAL YEAR-END
       NAME              ON EXERCISE REALIZED(1) EXERCISABLE / UNEXERCISABLE EXERCISABLE / UNEXERCISABLE
       ----              ----------- ----------- --------------------------- ---------------------------
Cornelius P. McMullan...     --          --           107,790 / 122,210          $194,917 / $165,708
Richard B. Goldman......     --          --            37,202 /  53,155          $ 58,103 / $ 69,486
J. Michael Stewart......     --          --             4,165 /  45,835          $  1,041 / $ 11,459
William C. Gould........     --          --            34,880 /  19,820          $ 65,716 / $ 24,934
Jack J. Stiffler........     --          --            90,280 /  19,489          $229,662 / $ 27,683
Ronald J. Gellert.......     --          --            43,999 /  27,826          $ 86,735 / $ 40,946

--------
(1) On January 25, 1996, the last reported sales price of Sequoia Common Stock on the Nasdaq National Market was $4.375 per share.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board (the "Compensation Committee") is composed of non-employee directors of Sequoia. The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and, in conjunction with the full Board, equity ownership.

  This report is submitted by the Compensation Committee and addresses Sequoia's policies for the fiscal year ended June 30, 1995 as they apply to Cornelius P. McMullan, the President and Chief Executive Officer of Sequoia during such fiscal year, and all of Sequoia's executive officers other than Mr. McMullan.

 Executive Compensation Philosophy

  The Compensation Committee uses its compensation program to achieve the following objectives:

  . To attract and retain superior talent and reward performance.

  . To align management's interest with the success of Sequoia in resolving
    Sequoia's most critical strategic and operational issues by placing a portion of cash compensation at risk in relation to management's resolution of such issues and Sequoia's performance.

  . To align management's interests with Sequoia stockholders by including long-term equity incentives.

  . To increase profitability of Sequoia and, accordingly, increase stockholder value.

  The Compensation Committee believes that the executive compensation program provides an overall level of compensation that is competitive within the computer industry and among companies of comparable size and complexity. For fiscal year 1995, the key goal facing the Compensation Committee was maintaining a level of profitability consistent with the long term strategic development of the corporation. The at-risk elements of compensation, which include the annual incentive and stock option plans, provided an additional incentive to the executive officers to attain this goal in fiscal 1995.

 Procedure for Establishing Compensation

  Each fiscal year the Compensation Committee establishes an annual salary plan for Sequoia's senior executive officers based on recommendations by Sequoia's Chief Executive Officer and Director of Human Resources. In addition, the Compensation Committee proposes an annual compensation plan for Sequoia's Chief Executive Officer and submits it for approval to the Sequoia Board.

  The Compensation Committee believes that, based on its review of computer industry compensation data, the base salaries of Sequoia's senior executive officers are comparable to base salaries of senior executive officers of similar companies in the computer industry and that the Company's overall compensation policy must remain competitive in order for it to attract, motivate and retain its key individuals. In determining the size and relative mix of incentive based compensation, the Compensation Committee retained a consultant to assist in the assessment of the best means of (i) maintaining competitive compensation policies and (ii) helping the Company attain certain performance and strategic goals through the use of incentives.

 Executive Officer Compensation

  Sequoia's executive officers' compensation consists of base salary, annual incentive compensation, long-term incentives in the form of stock options, and certain benefits such as term life insurance and other plans which are generally available to all employees of the Company.

  Base Salary. Base salary compensation is set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and complexity as determined by the Compensation Committee after a review of computer industry compensation data. The Compensation Committee believes that base salary is not the primary compensation tool used to motivate the Company's executives.

  Annual and Long-term Incentive Compensation. Annual incentive compensation and long-term incentive compensation are more closely tied to the Company's success in achieving financial performance and strategic goals and represent a substantial portion of the total compensation available to its executives.

  Annual Incentive Compensation. Annual incentive compensation relating to Sequoia's executive officers for the fiscal year ended June 30, 1995 was generally tied to the achievement of (i) critical financial goals related to profitability and, in certain cases, sales and cash position, and (ii) specific goals related to the individual executive's functional responsibility.

  Stock Options. The Compensation Committee considers an executive's past performance in determining an award on an annual basis, and, in addition, the Compensation Committee believes that the retention of an individual is of paramount importance in the determination of stock option grants. Stock options are granted at an option price equal to the fair market value of Sequoia's Common Stock on the date of grant and generally vest over a four-year period. The Compensation Committee believes that stock options provide the most significant compensation opportunity for executives.

  Benefits. Sequoia's executive officers are entitled to receive medical and term life insurance benefits and to participate in Sequoia's 401(k) savings plan on the same basis as other full-time employees of Sequoia, with the exception that they are provided at no cost with additional life insurance in an amount equal to twice their base salary. Sequoia's 1993 Employee Stock Purchase Plan, which is generally available to all employees, including executive officers, allows participants to purchase up to a maximum of 500 shares of Common Stock per offering period at a discount of 15% from the fair market value of such Common Stock at the beginning or end of the applicable offering period.

  The amount of perquisites provided to executive officers, as determined in accordance with the rules of the Commission relating to executive compensation, did not exceed 10% of salary of any executive officer for the fiscal year ended June 30, 1995.

 Chief Executive Officer Compensation

  During the fiscal year ended June 30, 1995, the Company's President and Chief Executive Officer, Cornelius P. McMullan, participated in the programs discussed above. The performance criteria for his annual incentive program stressed the maintenance of profitability while posturing Sequoia for significant future growth. Mr. McMullan received salary and bonus compensation of $307,750, including base salary of $216,922 and a bonus of $90,828.

  In conformance with the compensation program specified herein, and in light of Sequoia's performance, the Compensation Committee awarded Mr. McMullan options to acquire 50,000 shares of Sequoia Common Stock in fiscal year 1995.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and four other most-highly-compensated executive officers. Qualifying compensation will not be subject to the deduction limit if certain requirements are met. Although Sequoia has not paid any of its executive officers compensation over $1 million and has no plans to do so, it intends to establish a limit on option grants to employees in a manner that complies with the provisions of the statute.

                                          The Compensation Committee

                                          Francis J. Hughes, Jr., Chairman
                                          Dean C. Campbell
                                          John F. Smith

COMPARATIVE STOCK PERFORMANCE

  The cumulative stock performance graph below compares the cumulative shareholder return on Common Stock for the period from June 30, 1990 through the fiscal year ended June 30, 1995 with the cumulative return on the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) a group consisting of publicly-traded United States companies in Sequoia's line of business (the "Peer Group") for the same period (assuming an investment of $100 in Common Stock, the Nasdaq Composite Index and the Peer Group on June 30, 1990 and reinvestment of all dividends). Measurement points are June 30, 1990 and the last trading days of Sequoia's fiscal years ended June 30, 1991, 1992, 1993, 1994 and 1995.

  The Peer Group* consists of the following companies:

    Tandem Computers Incorporated
    Stratus Computer, Inc.
    Sequent Computer Systems, Inc.

  * Pyramid Technology Corporation is no longer included in the Peer Group as its shares are no longer publicly-traded.

                         [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
 AMONG SEQUOIA SYSTEMS INC., THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

Measurement period
(Fiscal Year Covered)       Sequoia System  Peer Group  NASDAQ Stock
---------------------       --------------  ----------  ------------

FYE  6/30/90                    $   100      $   100     $   100
FYE  6/30/91                    $   107      $    63     $   106
FYE  6/30/92                    $    94      $    67     $   127
FYE  6/30/93                    $    20      $    64     $   160
FYE  6/30/94                    $    37      $    55     $   162
FYE  6/30/95                    $    41      $    73     $   215


* $100 INVESTED ON 06/30/90 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

               ITEM 2--APPROVAL OF 1996 LONG TERM INCENTIVE PLAN

  The Company's 1986 Incentive Stock Option Plan and 1986 Supplemental Stock Option Plan (the "1986 Option Plans"), which have been used to attract, motivate and retain both executive and non-executive employees, expire in October 1996. So that the Company may continue to be able to encourage equity ownership among its employees and be better able to compete for well-qualified individuals, the Board proposes the adoption of the 1996 Long Term Incentive Plan (the "Plan") described herein. The Board believes that the Plan will promote the interests of the Company and its stockholders by, among other things, providing incentives and rewards to those employees of the Company and its subsidiaries who contribute to the Company's growth in earnings.

  The Board adopted the Plan on November 6, 1995 subject to the approval of the Company's stockholders. If the Plan is approved by the stockholders, it will take effect immediately and no further grants will be made under the 1986 Option Plans. At December 15, 1995, options to purchase in the aggregate approximately 460,000 shares of Common Stock remained authorized for issuance under such 1986 Option Plans.

  The text of the proposed Plan is published in its entirety as Appendix A hereto. The following summary is qualified by reference to the full text of the Plan.

  If approved by the stockholders, the proposed Plan will be effective immediately and will terminate ten years thereafter. The Plan will be administered in all respects by the Compensation Committee of the Board (the "Committee"). The Committee has plenary authority to interpret the Plan and may adopt rules and regulations relating to the Plan.

  The Committee will select the employees, including executive officers and employees who are also directors, to whom grants will be made; determine the number, frequency and timing of awards as well as the type of award and its exercise or purchase price, if any; prescribe any performance criteria to be met and any restrictions on exercise of awards or receipt of shares of Common Stock or cash, and determine any other terms or conditions applicable to any awards, including exercise or vesting schedules and the conditions under which exercisability or vesting may be accelerated, such as in the event of death or disability. A participant may receive more than one grant of awards under the Plan, and awards may be exercisable independently of, jointly with, or in the alternative with respect to other awards, all as the Committee may determine.

  A total of 600,000 shares of Sequoia Common Stock ("Shares") may be issued under the Plan, subject to adjustments for stock splits, stock dividends, or other changes in capital stock of the Company. To the extent that awards under the Plan do not vest or otherwise revert to the Company, the Shares represented by such awards may be the subject of future awards. The Plan provides that a maximum of 120,000 stock options or Stock Appreciation Rights ("SARs") may be granted to any one participant in any one calendar year. On January 25, 1996 Sequoia's Common Stock closed at $4.375 on the Nasdaq National Market.

  The Committee may grant awards in the form of non-qualified stock options or incentive stock options (as defined in Section 422(b) of the Code). The exercise price of a non-qualified stock option may not be less than 65% of the fair market value of such Shares on the date of grant, and the exercise price of an incentive stock option may not be less than the fair market value of such Shares on the date of grant. Each grant of an incentive stock option will not be exercisable more than ten years after grant, and will include any other provisions necessary to comply with Section 422 of the Code. Awards of SARs may also be granted either in tandem with grants of stock options (and exercisable as an alternative to the exercise of the stock options) or separately. SARs allow the grantee to receive without payment and upon surrender of the SARs and tandem options, or of the separate SARs an amount payable in cash, Shares or a combination thereof, as determined by the Committee, not exceeding the value of the exercise date of the number of Shares for which the SARs are exercised over the exercise price of the SARs. The exercise price of an SAR may not be less than the fair market value of a Share on the date of grant, or in the case of an SAR granted in relation to an option, not less than the option exercise price.

  In addition, the Committee may in its discretion grant other awards that consist of or are denominated in or payable in Shares, or that are valued by reference to or are otherwise based on or related to Shares. Such awards may include, for example, restricted Shares (limited in amount, as described below) that are forfeitable upon termination of employment or failure to achieve specified performance goals or that require no consideration other than services rendered, phantom shares, performance bonus awards or other awards payable in cash, Shares or a combination thereof. All awards are nontransferable (other than by will or by the laws of descent and distribution) and may be exercised during the grantee's lifetime only by the grantee. The Committee may subject the awards to vesting or earnout provisions, restrictions on transfer or in incidence of ownership, and other conditions. A maximum of 100,000 restricted Shares may be granted in the aggregate under the Plan, no more than 25,000 of which may be granted to any one Plan participant in any calendar year.

  In the event of a merger, reorganization, recapitalization, stock dividend, stock split or other change in capitalization, the Committee has the discretion to prevent dilution or enlargement of grantees' rights and benefits such as by adjusting the aggregate number and type of Shares available for awards, the number and type of Shares subject to outstanding awards, the time of vesting of outstanding awards, or the purchase or exercise price of outstanding awards. The Committee may permit the exercise or purchase price (if any) of awards, including options, granted under the Plan to be paid in cash or through delivery of Shares having a fair market value equal to all or a portion of such price; by authorizing the Company to withhold Shares comprising part of an award and having a fair market value equal to all or a portion of such price; by payment from the grantee's broker as instructed by the grantee; or by other means at the discretion of the Committee. In addition, in the event of a consolidation, merger or sale of all or substantially all the assets of the Company, the Board may, in its discretion, provide, among other things, that stock options and SARs shall be assumed by the acquiring or succeeding corporation, or replaced by equivalent stock options or SARs of such corporation, or that outstanding stock options shall become exercisable in full immediately prior to any such consolidation, merger or sale.

  The Board may at any time terminate, suspend or amend the Plan in any way, without stockholder approval, subject to the following exceptions. The Board may not without stockholder approval, materially increase the benefits accruing to participants under the Plan or change (except as appropriate to reflect a change in the capitalization of the Company) the aggregate number of Shares available for grant or the class of persons eligible for awards under the Plan. Further, the Board may not take any action with respect to the Plan that would adversely affect the rights previously acquired by any grantee without such grantee's consent.

  The principal federal income tax consequences to the Company and to the grantee of the grant and exercise of awards under the Plan under existing applicable provisions of the Code and regulations thereunder are substantially as outlined in summary form below:

  The grant of an option will not have any tax consequences to the grantee or the Company. If Shares purchased pursuant to the exercise of an incentive stock option are not disposed of by the grantee for two years after the grant of the incentive stock option and for one year after exercise, then (i) the grantee will not recognize income upon the exercise of the incentive stock option; (ii) any gain or loss will be recognized only upon ultimate disposition of the Shares; (iii) assuming the Shares constitute capital assets in the grantee's hands, the gain or loss will be treated as long-term capital gain or loss; and (iv) the Company will not be entitled to a tax deduction. The difference between the option price and the fair market value of the Shares acquired upon exercise of an incentive stock option is considered an item of adjustment included in the grantee's income for purposed of the alternative minimum tax under the Code.

  If the grantee disposes of the Shares acquired by the exercise of an incentive stock option before the expiration of the required one and two year holding periods described above, the grantee must treat as ordinary income in the year of such disposition an amount equal to the difference between the option price and the lesser of the fair market value of the Shares on the date of exercise or the selling price. The balance of any gain or loss on such disposition will be treated as a capital gain or loss (long-term or short-term, depending on whether the Shares have been held for more than one year). The Company will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the grantee.

  In general, upon exercise of a non-qualified stock option, the grantee will recognize ordinary income equal to the difference between the option exercise price and the fair market value (on the date of exercise) of the Shares purchased, and the Company will be entitled to a tax deduction in that amount. When the grantee disposes of Shares acquired by the exercise of a non-qualified stock option, any gain or loss on such disposition (generally, the difference between the amount realized on disposition and the fair market value of the Shares on the date of exercise) will be treated as capital gain or loss (long-term or short-term, depending on whether the Shares have been held for more than one year).

  Generally, no gain or loss will be recognized by a grantee upon transfer to the Company of previously acquired Shares of common stock in payment of all or a portion of the incentive stock option or non-qualified stock option exercise price.

  No taxable income is recognized by a grantee of an SAR under the Plan. The grantee must recognize as ordinary income any cash delivered and the fair market value of any Shares delivered in payment of an amount due under an SAR. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the grantee, subject to the limitations of Section 162(m) of the Code. On the disposition by the grantee of any Shares received in payment of an SAR, any additional gain or loss recognized will be a capital gain or loss and will be a long-term gain or loss if the Shares are held for more than one year.

  The Company has the right under the Plan to collect from the grantee an amount sufficient to satisfy any withholding tax obligation that arises in connection with any award or to deduct a sufficient amount of cash or Shares from other payments or transfers otherwise due to the grantee. The Committee also may permit a grantee to satisfy the obligation by any of the methods described above for payment of the exercise or purchase price of awards.

  Substantially all employees are eligible to participate in the Plan. The number of Shares that may be granted to executive officers and non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Committee.

  The Plan is hereby proposed for approval by the stockholders. The affirmative vote of the holders of a majority of the Shares present or represented is entitled to vote at the Annual meeting will be necessary to approve the Plan.

BOARD RECOMMENDATION

  The Sequoia Board believes that the adoption of the 1996 Long Term Incentive Plan is in the best interests of Sequoia and its stockholders and therefore recommends a vote FOR this proposal.

         ITEM 3--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  Subject to ratification by the stockholders, the Board, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as Sequoia's independent accountants for the fiscal year ending June 30, 1996.

  Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  If the stockholders of Sequoia do not ratify the selection of Coopers & Lybrand L.L.P. as Sequoia's independent accountants, the selection of such accountants will be reconsidered by the Board.

BOARD RECOMMENDATION

  The Sequoia Board believes that the ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending June 30, 1996 is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

                                 OTHER MATTERS

  The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All expenses of the Company's solicitation of proxies, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees soliciting proxies will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Morrow & Co., Inc. for assistance in connection with the Annual Meeting at an estimated expense of approximately $4,000, plus reasonable out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such persons for reasonable expenses incurred in connection therewith.

  A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of the Chief Financial Officer of the Company at 400 Nickerson Road, Marlborough, Massachusetts 01752.

                             STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, Company stockholders may present proper proposals for inclusion in the Company's proxy statement for consideration at the next annual meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement for the annual meeting of stockholders to be held after the fiscal year ending June 30, 1996, stockholder proposals must be received by the Secretary of the Company by August 1, 1996.

                                          By Order of the Board of Directors,


                                          Jeremy F. Swett
                                          Secretary

                                                                     APPENDIX A

                             SEQUOIA SYSTEMS, INC.

                         1996 LONG-TERM INCENTIVE PLAN

1. ESTABLISHMENT AND PURPOSE

  (a) Sequoia Systems, Inc. hereby establishes this 1996 Long-Term Incentive
Plan.

  (b) The purposes of the Plan are: (i) to further the long-term growth in earnings of the Company by providing incentives and rewards to those employees of the Company and its Subsidiaries who directly contribute to the achievement of such earnings growth; (ii) to encourage such employees to obtain proprietary interests in the Company and to remain in the employ of the Company and its Subsidiaries; (iii) thereby to promote a closer identity of interests between management and shareholders; and (iv) to assist the Company and its Subsidiaries in recruiting outstanding management personnel.

2. DEFINITIONS

  In this Plan document, unless the context clearly indicates otherwise, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings set forth in this Section 2:

  (a) "Award" means any award described in Section 7 hereof.

  (b) "Award Agreement" means an agreement entered into between the Company and a Grantee, setting forth the terms and conditions applicable to the Award granted to the Grantee.

  (c) "Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation, or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee's death.

  (d) "Board of Directors" or "Board" means the Board of Directors of the Company.

  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations and other administrative guidance thereunder.

  (f) "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board that satisfies such legal requirements as may be imposed by Rule 16b-3 and all other applicable laws. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

  (g) "Common Stock" means the common stock, par value $.40, of the Company.

  (h) "Company" means Sequoia Systems, Inc.

  (i) "Covered Employee" means an employee of the Company or its Subsidiaries who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

  (j) "Fair Market Value" means, when used in connection with the Shares on a certain date, the fair market value of a Share by reference to the closing price quotation, or, if none, the mean of the bid and asked prices, reported as of the most recent available date with respect to the Shares on any stock exchange on which the Company's Common Stock is then listed or any quotation system approved by the National Association of Securities Dealers then reporting such information.

  (k) "Grantee" means a person to whom an Award has been granted under the Plan.

  (l) "Incentive Stock Option" means an option that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

  (m) "Minimum Price" means sixty-five percent (65%) of the Fair Market Value of the Shares covered by the Award, determined on the date as of which the Award is granted.

  (n) "Non-qualified Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option and that is not intended to satisfy any requirements for other statutory-qualified stock options that may be provided for by law from time to time.

  (o) "Option" means any option to purchase Shares pursuant to the provisions of the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include all types of options that may be granted under the Plan, including both Incentive Stock Options and Non-qualified Stock Options.

  (p) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

  (q) "Right" means a Stock Appreciation Right, as described in Section 7(b).

  (r) "Plan" means the 1996 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

  (s) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the 1934 Act, as amended from time to time, or any successor thereto (or rule of similar import), including any official Securities and Exchange Commission staff interpretations thereunder.

  (t) "Section 16 Person" means an officer or director of the Company within the meaning of Section 16(a) or (b) of the 1934 Act.

  (u) "Shares" means shares of Common Stock.

  (v) "Stock Appreciation Right" or "Right" means a right that provides for payment in accordance with Section 7(b) hereof.

  (w) "Subsidiary" means a corporation or other entity of which the Company owns, at any time while the Plan is in effect, directly or indirectly, at least 50% of the voting power of the voting equity securities or voting interests.

3. ADOPTION AND DURATION OF THE PLAN

  (a) The Plan shall become effective upon its approval by the holders of a majority of the outstanding Shares present in person, or represented by proxy, and entitled to vote, at a meeting of the shareholders of the Company duly called and held in accordance with applicable law prior to June 30, 1996 and shall terminate ten years after such effective date, unless it is sooner terminated in accordance with Section 14 hereof.

  (b) Awards may be granted at any time prior to the earlier of the expiration of the ten-year term of the Plan, as described in subsection 3(a) above, or the termination of the Plan pursuant to Section 14 below. An Award outstanding at the time the Plan expires or is otherwise terminated shall not cease to be or cease to become exercisable pursuant to its terms merely because of the expiration or other termination of the Plan.

4. NUMBER AND SOURCE OF SHARES SUBJECT TO THE PLAN

  (a) The Company may grant Awards (including, without limitation, Incentive Stock Options) under the Plan with respect to not more than 600,000 Shares, subject, however, to the limitations provided in Section 7(a) and

(c) and adjustment as provided in Section 12 hereof. Shares shall be provided from Shares in the Company's treasury, by the issuance of Shares authorized but unissued, or from outstanding Shares purchased in the open market or in private transactions.

  (b) If and to the extent that all or part of an Award previously granted is surrendered, lapses, expires, is forfeited, or is terminated, in whole or in part, without being exercised, for any reason other than the exercise of a related Award or of another portion of the Award, in such manner that all or some of the Shares that are the subject of the Award are not issued to a Grantee (and cash, Shares, or any other form of payment is not paid in lieu thereof), then such Shares shall immediately be restored to the aggregate maximum number of Shares (specified in subsection 4(a) above) with respect to which Awards may be granted under the Plan and thus shall become again available for the granting of Awards under the Plan.

  (c) If a Grantee exercises a Stock Appreciation Right, any Shares covered by the Stock Appreciation Right in excess of the number of Shares issued (or, in the case of a settlement in cash or any other form of property, in excess of the number of Shares equal in value to the amount of such settlement, based on the Fair Market Value of such Shares on the date of such exercise) shall immediately be restored to the aggregate maximum number of Shares (specified in subsection 4(a) above) with respect to which Awards may be granted under the Plan and thus shall become again available for the granting of Awards under the Plan.

5. ADMINISTRATION OF THE PLAN

  (a) The Plan shall be administered by the Committee.

  (b) The Committee may adopt, amend and rescind rules and regulations relating to the Plan as it may deem proper, shall make all other determinations necessary or advisable for the administration of the Plan, and may provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to the extent not contrary to the express provisions of the Plan; provided, however, that the Committee may take action only upon the agreement of a majority of its members then in office. Notwithstanding the provisions of the preceding sentence, no action or determination by the Committee may adversely affect any right acquired by any Grantee or Beneficiary under the terms of any Award granted before the date such action or determination is taken or made, unless the affected Grantee or Beneficiary shall expressly consent; but it shall be conclusively presumed that any adjustment pursuant to Section 12 does not adversely affect any such right. Any action that the Committee may take through a written instrument signed by all of its members then in office shall be as effective as though taken at a meeting duly called and held. All actions, determinations, interpretations, and decisions of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding for all purposes and upon all persons, unless (in the case where the parties concerned are not Section 16 Persons) otherwise determined by the Board.

  (c) The powers of the Committee shall include plenary authority to interpret the Plan. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion, from time to time to select the employees to whom Awards shall be granted; to determine the frequency with which Awards shall be granted and the date on which each Award shall be granted; to prescribe the number of Shares subject to each Award; to determine the type of each Award; to determine the exercise price (if any) or purchase price (if any) of each Award; to determine the term of each Award; to determine the periods during which Awards may be exercised, the restrictions and limitations upon exercise of Awards or receipt of Shares, other property, or cash thereunder; to accelerate the exercisability of outstanding Awards; to prescribe any performance criteria pursuant to which Awards may be granted or may become exercisable or payable; to impose any restriction or condition or take any action that it deems advisable or necessary to comply with the 1934 Act or Rule 16b-3; and to determine the other terms and conditions applicable to each Award and the provisions of each Award Agreement, including any amendments thereto.

  (d) The Committee may delegate its authority, as described in subsections 5(b) and 5(c), above, to persons other than its members to exercise such authority, except that (i) the authority to administer Awards with respect to Grantees who are Section 16 Persons shall not be delegated by the Committee, and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 or applicable law.

  (e) The Company shall indemnify the Committee and each member thereof against any and all liabilities occasioned by any act or omission in good faith, but such indemnification shall not be in any way inconsistent with or in conflict with the Restated Certificate of Incorporation or bylaws of the Company or the laws of the State of Delaware. No bond or other security shall be required of the Committee, or any member thereof, for the performance of their respective duties hereunder.

6. INDIVIDUALS ELIGIBLE TO RECEIVE AWARDS

  Awards (including, without limitation, Incentive Stock Options) may be granted under the Plan to employees of the Company or Subsidiaries (including Covered Employees, executive officers and employees who are also directors). All determinations by the Committee as to the identity of the employees to whom Awards shall be granted hereunder shall be conclusive. A Grantee may receive more than one Award.

7. AWARDS

  Awards may be granted under the Plan singly or in combination or in tandem with other Awards (or with awards under other plans of the Company or a Subsidiary), and may be exercisable independently of, jointly with, or in the alternative with respect to, other Awards, all as the Committee may determine. All Awards shall be in a form determined by the Committee, provided that the Award may not be inconsistent with the terms of the Plan or applicable law. The following types of Awards may be granted, as the Committee may determine:

    (a) Options

    An Option is a right to purchase a specified number of Shares at a fixed option exercise price equal to not less than the Minimum Price, during a specified term as the Committee may determine. Options that may be granted under the Plan include Incentive Stock Options and Non-qualified Stock Options. The grant of an Incentive Stock Option and the terms and conditions set forth in an Award Agreement with respect to an Incentive Stock Option shall comply with the requirements of Section 422(b) of the Code. Options with respect to no more than 120,000 Shares may be granted to any individual participant during any one calendar year period, subject, however, to adjustment as provided in Section 12 hereof.

    (b) Stock Appreciation Rights

    A Stock Appreciation Right is a right, denominated in Shares, to receive, upon surrender of the Stock Appreciation Right (or of both the Stock Appreciation Right and a related Option in the case of a tandem Stock Appreciation Right that is related to an Option) in whole or in part, but without payment, an amount (payable in Shares, in cash, or a combination thereof as the Committee shall determine) that does not exceed the excess of the value (as determined by the Committee) on the exercise date (or on another date or dates specified by the Committee) of the number of Shares for which the Stock Appreciation Right is exercised over the exercise price of such Right; provided that the exercise price shall not be less than the Minimum Price for such Shares on the date the Right was granted. Any Stock Appreciation Right that is granted in connection with an Incentive Stock Option shall satisfy any requirements that must be satisfied in order to maintain the qualified status of the Incentive Stock Option. Stock Appreciation Rights with respect to no more than 120,000 Shares may be granted to any individual participant during any one calendar year period, subject, however, to adjustment as provided in Section 12 hereof.

    (c) Other Stock-Based Awards

    The Committee may, from time to time, grant Awards (other than the Awards described above) under the Plan that consist of or are denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, provided that such grants comply with applicable law. The Committee may subject such Awards to such vesting or earnout provisions, restrictions on transfer, and other restrictions on incidence of ownership as the Committee may determine, provided that such restrictions are not inconsistent with the terms of the Plan. For example, the Committee may grant restricted shares that are temporarily nontransferable and forfeitable upon failure to achieve specified performance goals, upon termination of employment or in other circumstances. However, no more than 100,000 restricted shares may be granted hereunder, and grants of restricted shares to any one individual may not exceed 25,000 in any calendar year. The Committee may provide that the Grantee shall have the right to beneficial ownership of Shares that are subject to restrictions, including the right to vote such Shares. The Committee may grant Awards under this subsection 7(c) that require no payment of consideration by the Grantee (other than services previously rendered or, as may be permitted by applicable law, services to be rendered), either on the date of grant or the date any restrictions thereon are removed. In addition, the Committee may, from time to time, grant Awards under this subsection 7(c) that provide to the Grantee the right to purchase Shares, provided that the purchase price or exercise price shall in no event be less than the Minimum Price for such Shares on the date of grant (or, if greater, the consideration required to be received by the Company in order to comply with applicable law). Awards granted under this
  Section 7(c) may also include, by way of example, phantom Shares, performance bonus awards, and other Awards that are payable in cash, or that are payable in cash or Shares (at the election of the Committee or, if the Committee so provides, at the election of the Grantee), provided that such Awards are denominated in Shares, valued in whole or in part by reference to Shares, or otherwise based on or related to Shares. Performance-based Awards may be determined in accordance with, for example, the achievement of long-term performance criteria applicable to the Company or any Subsidiary, a division, an operating unit, or an individual Grantee, as determined by the Committee.

8. AWARD AGREEMENTS

  (a) Each Award shall be evidenced by an Award Agreement setting forth the number of Shares (if any) subject to the Award and the terms, conditions and restrictions applicable to the Award. Award Agreements may include some or all of the following provisions:

    (i) Exercisability

    A provision that prescribes the terms upon which the Award becomes nonforfeitable or exercisable and the terms upon which the Award remains exercisable (or is otherwise disposed of) after termination of employment. Such provision may include (without limitation) the following: acceleration of vesting (or exercisability or earnout) upon specified events, such as retirement, disability, death, or change in control of the Company; the forfeiture of the Award upon termination for cause or involvement in competition with the Company; authorization to the Committee to accelerate the time periods for purposes of exercising, vesting in, or realizing gains from, any Award.

    (ii) Procedures for Exercising an Award

    A provision that establishes procedure for exercising or purchasing an Award or realizing gains with respect thereto. Such provision may include (without limitation) the method of payment of the exercise price, purchase price, or the amount to satisfy any tax withholding.

    (iii) Legal Requirements

    Any provision that the Committee, in its sole discretion, determines is necessary or advisable to comply with Rule 16b-3, the Code, the 1934 Act, or other Federal, state or local law or regulation or interpretation thereunder.

    (iv) Other Provisions

    Such other terms and conditions as are consistent with the terms of the Plan and necessary or, in the view of the Committee, appropriate to grant the Award.

  (b) Any Award Agreement applicable to one or more Incentive Stock Options shall contain any other provisions that are required in order to comply with the requirements of Section 422 of the Code, or any successor section, as it may be amended from time to time, including without limitation, if required at the time of grant, that the Option is intended to be an Incentive Stock Option, that the Option shall not be exercisable after the expiration of ten years from the date it is granted, that the Option exercise price is 100 percent of the Fair Market Value of the Shares at the time the Option is granted (or a higher price specified by the Committee); and that Awards shall be nontransferable except as provided in Section 16 hereof.

  (c) Appropriate officers of the Company are hereby authorized to execute and deliver Award Agreements in the name of the Company as directed from time to time by the Committee.

9. PAYMENT FOR AWARD

  The exercise price (if any) or purchase price (if any) of an Award may be payable, and any tax withholding obligation may be satisfied, at the discretion of the Committee, by any one or a combination of the following methods:

    (a) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company or by money transfer or direct account debit;

    (b) through the delivery (or attestation to the ownership) of Shares with a Fair Market Value equal to all or a portion of the price of the Award or amount to be withheld for taxes; provided that, in the case of attestation, the Shares transferred to the Grantee upon the exercise of the Award shall be net of the number of Shares attested to;

    (c) through authorization to the Company to withhold Shares, otherwise deliverable to the Grantee pursuant to an Award, that have a Fair Market Value equal to all or a portion of the price of the Award or the amount to be withheld for taxes;

    (d) by payment made by the Grantee's broker pursuant to the Grantee's instructions (which may be, for example, in connection with a simultaneous broker-assisted exercise and sale transaction or in connection with broker-assisted financing of the exercise, and may be accompanied by the Grantee's instructions to the Company to deliver Shares issuable upon exercise of the Award to the broker for the Grantee's account); or

    (e) by other means that the Committee determines to be consistent with the Plan's purposes and applicable law.

10. DISTRIBUTION OF AWARDS

  Subject to the provisions of Section 7 hereof, payments of Awards shall be wholly in cash or wholly in Shares or partly in cash and partly in Shares, as determined in the sole discretion of the Committee, including, in the case of Shares, any restrictions on transfer and forfeiture provisions. All payments of Awards shall be made as soon as practicable in accordance with the terms of the Plan and the Award.

11. TAX WITHHOLDING

  (a) The Company shall have the right to collect an amount sufficient to satisfy any Federal, state or local withholding tax requirements that might apply, in the reasonable opinion of the Company, with respect to any

Award to a Grantee (including, without limitation, the exercise of an Option or Right, or the grant, distribution or disposition of Shares) in the manner specified in subsection 11(b) or 11(c) below.

  (b) The Company shall have the right to require a Grantee (or, if permitted by the Committee in its discretion, the Grantee's broker) to remit to the Company (including remittance before or simultaneously with the Grantee's receipt of payment or transfer of Shares under an Award) an amount sufficient to satisfy any such withholding tax requirements. If the Committee permits, in its discretion, such amount may be payable in the form of Shares that have a sufficient Fair Market Value.

  (c) The Company and its Subsidiaries also shall, to the extent permitted by law, have the right to deduct from any payment or transfer of any kind (whether of cash, Shares, or other property, and whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

12. ADJUSTMENT FOR CHANGES IN CAPITALIZATION

  Subject to the provisions of Section 13 hereof, in the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization, or otherwise; or if there shall be any dividend on the Shares, payable in Shares, or an extraordinary cash dividend or other extraordinary distribution; or if there shall be a stock split, reverse stock split, combination of Shares, or other similar corporate transaction or event that affects the Shares, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of the Grantees or of the potential benefits intended to be made available under the Plan, then the aggregate number and type of Shares available for Awards, the number and type of Shares subject to outstanding Awards, the purchase or exercise price per Share of each outstanding Award, and the other amounts authorized by Section 7 above, shall be adjusted by the Committee in such manner as it may deem equitable in its absolute discretion; provided that any fractional Shares resulting from such adjustments may be eliminated on a uniform basis in the Committee's discretion; and provided further that with respect to Incentive Stock Options, no such adjustment shall be required to the extent that such adjustment would cause such Options to violate Section 422(b) of the Code. The Committee's determination with respect to any such adjustments shall be conclusive.

13. EFFECTS OF MERGER OR OTHER REORGANIZATION

  (a) In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which Shares are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (the "Transaction"), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions: (i) provide that Options and Rights shall be assumed, or equivalent Options and Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) in connection with such Transaction, provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 422(b) of the Code, (ii) provide that all or any outstanding options shall become exercisable in full immediately prior to such Transaction or (iii) in the event of a merger under the terms of which holders of Shares will receive upon consummation thereof a cash payment for each Share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Grantees equal to the difference between (a) the Merger Price times the number of Shares subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (b) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options. In the event of the substitution of equivalent Options or Rights by an acquiring or succeeding corporation, as provided for in clause (i) above, such substitute Options or Rights shall become immediately exercisable in full if, within one year after completion of the Transaction, the employment of a Grantee of such substitute Options or Rights terminates involuntarily (other than for cause) or if such Grantee resigns his or her employment for any of the following reasons: (v) a change is made in the Grantee's responsibilities or status or position with the Company that, in the Grantee's reasonable judgment, represents an adverse change from the Grantee's responsibilities or status or position in effect immediately before the Transaction; (w) a reduction is made by the Company in the Grantee's total compensation as in effect at the time of the Transaction; (x) the Grantee's place of employment is relocated to a site more than thirty miles from the place of his residence at the time of the Transaction; (y) in the event of any action or inaction by the Company that would adversely affect the Grantee's continued participation in any benefit or compensation plan on at least as favorable a basis as was the case at the time of the Transaction, or that would materially reduce the Grantee's benefits in the future under such plan or deprive him of any material benefits that he enjoyed at the time of the Transaction (other than as a result of the normal expiration of any such plan in accordance with its terms as in effect at the time of the Transaction), except to the extent that such action or inaction by the Company is required by the terms of the plan as in effect immediately before the Transaction, or is necessary to comply with applicable law or to preserve the qualification of the plan under section 401(a) of the Internal Revenue Code, and except to the extent that the Company provides the Grantee with substantially equivalent benefits; or (z) the Company materially violates any agreement between it and the Grantee.

  (b) The Company may grant Options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

14. TERMINATION, SUSPENSION, OR MODIFICATION OF PLAN

  The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without the approval of the holders of a majority of the Company's outstanding Shares present in person or represented by proxy at a meeting of the shareholders of the Company duly called for such purpose, materially increase the benefits accruing to participants under the Plan or change (other than through adjustment for changes in capitalization as provided in Section 12 hereof) (a) the aggregate number of Shares with respect to which Awards may be granted; or (b) the class of persons eligible for Awards. No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any Grantee, under the terms of any Award granted before the date of such termination, suspension, or modification, unless such Grantee shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with
Section 12 hereof does not adversely affect any such right.

15. SHAREHOLDER RIGHTS

  No person shall have any rights of a shareholder by virtue of an Award except with respect to Shares actually issued to him.

16. NON-TRANSFERABILITY

  All Awards granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution, and an Award may be exercised during the lifetime of the Grantee only by him.

17. NO FRACTIONAL SHARES

  No fractional Shares shall be issued pursuant to the Plan or any Award. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

18. RIGHT OF DISCHARGE RESERVED

  Nothing in the Plan or any Award Agreement shall confer upon any employee or other individual the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee or other individual at any time for any reason.

19. APPLICATION OF PROCEEDS

  The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

20. UNFUNDED PLAN

  The Plan shall be unfunded. Neither the Company nor any Subsidiary nor the Board shall be required to segregate any assets that may be represented by any Award, and neither the Company nor any Subsidiary nor the Board shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any Subsidiary to any Grantee with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan and Award Agreement; no such obligation shall be deemed to be secured by any pledge of or encumbrance on any property of the Company or a Subsidiary.

21. GENERAL PROVISIONS

  The grant of an Award in any year shall not give the Grantee any right to similar grants in future years. References in Sections 4, 5, 9, 11, 12, 14, 16, 20 and 21 hereof to the Grantee shall be deemed to refer, in the event that the Grantee is deceased, to the Grantee's Beneficiary.

22. GOVERNING LAW

  The Plan shall be governed and its provisions construed, enforced and administered in accordance with the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.

23. NATURE OF PAYMENTS

  All Awards made pursuant to the Plan are in consideration of services performed for the Company or a Subsidiary.

24. SEVERABILITY

  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

                             SEQUOIA SYSTEMS, INC.

P                Proxy for the Annual Meeting of Stockholders
R                        To Be Held on March 12, 1996
O
X         THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Y                               OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) J. Michael Stewart, Richard B. Goldman and Jeremy F. Swett, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Sequoia Systems, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Radisson Inn, 75 Felton Street, Marlborough, Massachusetts, on Tuesday, March 12, 1996 at 9:00 a.m., local time, and at any adjournment or adjournments thereof.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

                                                                 -------------
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                     SIDE
                                                                 -------------






















     Please mark
[X]  votes as in
     this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.

1. To elect Francis J. Hughes, Jr., A. Theodore Engkvist and Dennis M. Malloy as Class II directors to serve for the ensuing three years.

               FOR            WITHHELD
               [_]              [_]

[_]
    ---------------------------------------
    For all nominees except as noted above

                                                  FOR      AGAINST     ABSTAIN
2. To approve the Company's 1998 Long Term
   Incentive Plan as described in the Proxy
   Statement.                                     [_]        [_]         [_]

3. To ratify the selection of Coopers &
   Lybrand L.L.P. as the Company's
   Independent Accountants.                       [_]        [_]         [_]

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

         MARK HERE
        FOR ADDRESS
        CHANGE AND       [_]
       NOTE AT LEFT

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                                 Date
           -------------------------------      ----------------

Signature:                                 Date
           -------------------------------      ----------------